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                                                                    EXHIBIT 11.a

[MONY LIFE INSURANCE COMPANY]

                                 April 28, 2003

Board of Directors
MONY Life Insurance Company
1740 Broadway
New York, New York 10019

To The Board of Directors:

      In my capacity as Vice President-Variable Products and Broker-Dealer Operations Counsel of the MONY Life Insurance Company (the "Company"), I have supervised the preparation of Post-Amendment No. 2 to the registration statement of MONY Variable Account L (the "Account") (File No. 333-40554) on Form N-6 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940. Such registration statement describes certain flexible premium variable life insurance policies (the "Policies") which will participate in the Account.

      I am of the following opinion:

      1. The Company was organized in accordance with the laws of the State of New York, and is a duly authorized stock life insurance company under the laws of New York;

      2. The Policies, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with the applicable local law, will be legal and binding obligations of the Company in accordance with their terms.

      3. The Account is duly created and validly existing as a separate account of the Company pursuant to New York law.

      4. The assets held in the Account are equal to the reserves and other liabilities of the Account will not be charged with liabilities that arise from any other business the Company conducts.

      In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

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Board of Directors
April 28, 2003
Page 2

      I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement and to the reference to me under the caption "Legal Matters" in the Statement of Additional Information contained in the said registration statement.

                                            Very truly yours,

                                            /s/ Arthur D. Woods, Esq.
                                            Arthur D. Woods, Esq.
                                            Vice President-Variable Products
                                            and Broker-Dealer Operations Counsel